Exhibit 99.1

GAMESTOP CORP.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On January 16, 2019, GameStop Corp. ("we," "us," "our," or the "Company") completed the previously announced sale of all of the equity interest in our wholly-owned subsidiary Spring Communications Holding, Inc. ("Spring Mobile") to Prime Acquisition Company, LLC, a wholly-owned subsidiary of Prime Communications, L.P., pursuant to an Equity Purchase Agreement (the "Purchase Agreement") dated as of November 21, 2018. We received net proceeds of $734.7 million in cash, which is subject to customary post-closing adjustments. The net proceeds received at closing consisted of the purchase price of $700.0 million less $2.2 million of transaction costs, plus preliminary adjustments totaling $36.9 million for working capital and indebtedness. The net proceeds received at closing do not include adjustments for additional transaction costs of $8.4 million.

The following unaudited pro forma financial information is based on our historical consolidated financial statements after giving effect to the divestiture of our Spring Mobile business.

The unaudited pro forma consolidated balance sheet as of November 3, 2018 is presented as if the sale of Spring Mobile had occurred on November 3, 2018. The unaudited pro forma consolidated statements of operations for the 39 week period ended November 3, 2018 and the unaudited pro forma consolidated statements of operations for each of the fiscal years ended February 3, 2018 ("fiscal year 2017"), January 28, 2017 ("fiscal year 2016"), and January 30, 2016 ("fiscal year 2015") are presented as if the sale of Spring Mobile had occurred on February 1, 2015, the first day of fiscal year 2015.

The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of what our financial performance and financial position would have been had the transaction been completed on the dates assumed nor is the unaudited pro forma financial information necessarily indicative of the results to be expected in any future period.

GAMESTOP CORP.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of November 3, 2018
(in millions, except par value per share)

	As Reported	(a) Divestiture of Spring Mobile	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$454.5	$668.6	$1,123.1
Receivables, net	157.5	(5.2)	152.3
Merchandise inventories, net	2,027.4	(145.9)	1,881.5
Prepaid expenses and other current assets	157.7	3.8	161.5
Total current assets	2,797.1	521.3	3,318.4
Property and equipment:
Land	18.6	—	18.6
Buildings and leasehold improvements	725.9	(91.1)	634.8
Fixtures and equipment	961.3	(52.9)	908.4
Total property and equipment	1,705.8	(144.0)	1,561.8
Less accumulated depreciation	1,312.3	(74.4)	1,237.9
Net property and equipment	393.5	(69.6)	323.9
Deferred income taxes	189.0	(51.1)	137.9
Goodwill	1,093.9	(316.9)	777.0
Other intangible assets, net	124.8	(77.0)	47.8
Other noncurrent assets	58.4	(2.4)	56.0
Total noncurrent assets	1,859.6	(517.0)	1,342.6
Total assets	$4,656.7	$4.3	$4,661.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,468.9	$(16.1)	$1,452.8
Accrued liabilities	676.5	(23.3)	653.2
Income taxes payable	47.6	(2.4)	45.2
Current portion of debt, net	348.8	—	348.8
Total current liabilities	2,541.8	(41.8)	2,500.0
Deferred income taxes	0.1	—	0.1
Long-term debt, net	471.2	—	471.2
Other long-term liabilities	78.5	(14.9)	63.6
Total long-term liabilities	549.8	(14.9)	534.9
Total liabilities	3,091.6	(56.7)	3,034.9
Commitments and contingencies
Stockholders’ equity:
Class A common stock — $.001 par value; 300 shares authorized; 102.0 shares issued and outstanding	0.1	—	0.1
Additional paid-in capital	29.8	—	29.8
Accumulated other comprehensive loss	(54.0)	—	(54.0)
Retained earnings	1,589.2	61.0	1,650.2
Total stockholders’ equity	1,565.1	61.0	1,626.1
Total liabilities and stockholders’ equity	$4,656.7	$4.3	$4,661.0

See accompanying notes to unaudited pro forma consolidated financial information.

GAMESTOP CORP.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
39 Weeks Ended November 3, 2018
(in millions, except per share data)

	39 Weeks Ended November 3, 2018
	As Reported	(b) Divestiture of Spring Mobile	Pro Forma
Net sales	$5,665.1	$(442.8)	$5,222.3
Cost of sales	3,720.9	(57.9)	3,663.0
Gross profit	1,944.2	(384.9)	1,559.3
Selling, general and administrative expenses	1,675.0	(313.8)	1,361.2
Depreciation and amortization	96.5	(16.0)	80.5
Goodwill impairments	557.3	—	557.3
Asset impairments	30.2	—	30.2
Operating loss	(414.8)	(55.1)	(469.9)
Interest income	(2.1)	—	(2.1)
Interest expense	42.7	—	42.7
Loss before income tax expense	(455.4)	(55.1)	(510.5)
Income tax expense	29.9	(14.1)	15.8
Net loss from continuing operations	$(485.3)	$(41.0)	$(526.3)

(Loss) earnings per share:
Basic	$(4.76)		$(5.16)
Diluted	$(4.76)		$(5.16)
Weighted-average shares outstanding:
Basic	102.0		102.0
Diluted	102.0		102.0

See accompanying notes to unaudited pro forma consolidated financial information.

GAMESTOP CORP.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Fiscal Year 2017
(in millions, except per share data)

	Fiscal Year 2017
	As Reported	(b) Divestiture of Spring Mobile	Pro Forma
Net sales	$9,224.6	$(677.5)	$8,547.1
Cost of sales	6,184.5	(122.3)	6,062.2
Gross profit	3,040.1	(555.2)	2,484.9
Selling, general and administrative expenses	2,363.0	(453.4)	1,909.6
Depreciation and amortization	150.7	(28.4)	122.3
Goodwill impairments	32.8	(32.8)	—
Asset impairments	358.0	(344.2)	13.8
Operating earnings	135.6	303.6	439.2
Interest income	(1.5)	—	(1.5)
Interest expense	56.8	—	56.8
Earnings before income tax expense	80.3	303.6	383.9
Income tax expense	45.6	107.9	153.5
Net income from continuing operations	$34.7	$195.7	$230.4

Earnings per share:
Basic	$0.34		$2.27
Diluted	$0.34		$2.27
Weighted-average shares outstanding:
Basic	101.4		101.4
Diluted	101.5		101.5

See accompanying notes to unaudited pro forma consolidated financial information.

GAMESTOP CORP.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Fiscal Year 2016
(in millions, except per share data)

	Fiscal Year 2016
	As Reported	(b) Divestiture of Spring Mobile	Pro Forma
Net sales	$8,607.9	$(642.9)	$7,965.0
Cost of sales	5,598.6	(133.5)	5,465.1
Gross profit	3,009.3	(509.4)	2,499.9
Selling, general and administrative expenses	2,252.6	(390.7)	1,861.9
Depreciation and amortization	165.2	(28.5)	136.7
Asset impairments	33.8	(14.2)	19.6
Operating earnings	557.7	(76.0)	481.7
Interest income	(0.8)	—	(0.8)
Interest expense	53.8	—	53.8
Earnings before income tax expense	504.7	(76.0)	428.7
Income tax expense	151.5	(27.3)	124.2
Net income from continuing operations	$353.2	$(48.7)	$304.5

Earnings per share:
Basic	$3.42		$2.94
Diluted	$3.40		$2.93
Weighted-average shares outstanding:
Basic	103.4		103.4
Diluted	103.8		103.8

See accompanying notes to unaudited pro forma consolidated financial information.

GAMESTOP CORP.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Fiscal Year 2015
(in millions, except per share data)

	Fiscal Year 2015
	As Reported	(b) Divestiture of Spring Mobile	Pro Forma
Net sales	$9,363.8	$(344.9)	$9,018.9
Cost of sales	6,445.5	(86.4)	6,359.1
Gross profit	2,918.3	(258.5)	2,659.8
Selling, general and administrative expenses	2,108.9	(203.4)	1,905.5
Depreciation and amortization	156.6	(15.6)	141.0
Asset impairments	4.6	—	4.6
Operating earnings	648.2	(39.5)	608.7
Interest income	(0.4)	—	(0.4)
Interest expense	23.4	—	23.4
Earnings before income tax expense	625.2	(39.5)	585.7
Income tax expense	222.4	(15.9)	206.5
Net income from continuing operations	$402.8	$(23.6)	$379.2

Earnings per share:
Basic	$3.80		$3.58
Diluted	$3.78		$3.55
Weighted-average shares outstanding:
Basic	106.0		106.0
Diluted	106.7		106.7

See accompanying notes to unaudited pro forma consolidated financial information.

GAMESTOP CORP.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

General Information
The unaudited pro forma financial information was prepared utilizing our historical financial data derived from our unaudited consolidated financial statements and the notes thereto included in our Quarterly Report on Form 10-Q for the period ended November 3, 2018 and from the audited consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for our fiscal year ended February 3, 2018. The pro forma adjustments are described below and are based upon available information and assumptions that we believe are reasonable.

The Company’s Technology Brands segment had been comprised of Spring Mobile, Simply Mac and Cricket Wireless branded stores ("Cricket Wireless"). Cricket Wireless was sold in January 2018. In future filings with the Securities Exchange and Commission, Simply Mac and the historical results of Cricket Wireless will be reported in the United States Video Game Brands segment. The historical results of Spring Mobile, including the gain on sale, will be reported as discontinued operations.
Pro Forma Adjustments

(a)
Represents adjustments to reflect the divestiture of the assets and liabilities of the Spring Mobile business. The adjustment to cash and cash equivalents of $668.6 million consists of the actual purchase price of $700.0 million less transaction costs and a hypothetical estimated working capital adjustment as if the sale had closed on November 3, 2018. On January 16, 2019, we received actual net proceeds of $734.7 million in cash at closing, which includes a preliminary working capital adjustment of $36.9 million less transaction costs of $2.2 million. The net proceeds received at closing do not include adjustments for additional transaction costs of $8.4 million. The net increase to retained earnings of $61.0 million represents the estimated after-tax gain on the divestiture of Spring Mobile, as if it occurred on November 3, 2018.

(b)	Represents adjustments to eliminate the direct operating results of the Spring Mobile business as if the divestiture occurred on February 1, 2015.